EXHIBIT (21)

Registrant

ECOLAB INC.

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab (Antigua) Ltd.	Antigua	100

Ecolab S.A.	Argentina	100

Ecolab Australia Pty Ltd.	Australia	100

Ecolab Finance Pty Ltd.	Australia	100

Ecolab Pty Ltd.	Australia	100

Ecolab Water Care Services Pty Limited	Australia	100

Gibson Chemical Industries Pty Ltd.	Australia	100

Gibson Chemicals (NSW) Pty Limited	Australia	100

Gibson Chemicals Fiji Pty Limited	Australia	100

Gibson Chemicals Pty Limited	Australia	100

Robust Chemicals Pty Limited	Australia	100

Vessey Chemicals (Holdings) Pty Limited	Australia	95

Vessey Chemicals Pty Limited	Australia	95

Vessey Chemicals (Vic.) Pty Limited	Australia	95

Vessey Chemicals (WA) Pty Limited	Australia	95

Ecolab Ges.m.b.H	Austria	100

Ecolab Holding Europe GmbH	Austria	100

Ecolab Limited	Bahamas	100

Ecolab (Barbados) Limited	Barbados	100

Ecolab B.V.B.A./S.P.R.L.	Belgium	100

Kay N.V.	Belgium	100

Ecolab Emprecendimentos E Participacoes Ltda.	Brazil	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Quimica Ltda.	Brazil	100

Ecolab EOOD	Bulgaria	100

Ecolab Co.	Canada	100

Ecolab S.A.	Chile	100

Ecolab Colombia S.A.	Colombia	100

Ecolab, Sociedad Anonima	Costa Rica	100

Ecolab d.o.o.	Croatia	100

Ecolab Holding (Cyprus) Limited	Cyprus	100

Ecolab Hygiene s.r.o.	Czech Republic	100

Ecolab ApS	Denmark	100

Ecolab Holding Denmark ApS	Denmark	100

Ecolab, S.A. de C.V.	El Salvador	100

Oy Ecolab AB	Finland	100

ABP SAS	France	100

AEDES SAS	France	100

Aidamort SAS	France	100

Artois Chimie SAS	France	100

Alpha Holding SAS	France	100

Amboile Services SAS	France	100

Amperia SARL	France	100

Biophyte SARL	France	100

Centre Régional de Désinfectisation et de Dératisation SAS	France	100

Ecolab SAS	France	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab SNC	France	100

HIE Piguy SAS	France	100

Hygiene Champenoise SAS	France	100

Hygiene de L’Est SAS	France	100

Lorillou Hygiene SAS	France	100

Multiser SA	France	100

Nigiko SAS	France	100

Omniser SARL	France	100

SCI Aphomia	France	100

SCI Dugard	France	100

SCI Dumoulin	France	100

SCI Eliomys	France	100

SCI Erebia	France	100

SCI Louvette	France	100

SCI Marco	France	100

SCI Orly	France	100

Bionagro Natureprodukte GmbH	Germany	100

Ecolab Beteiligungs GmbH	Germany	100

Ecolab Deutschland GmbH	Germany	100

Ecolab Export GmbH	Germany	100

Ecolab Holding GmbH	Germany	100

Ecolab GmbH & Co. OHG	Germany	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Management GmbH	Germany	100

Ecolab NFK Beteilgungen Management GmbH	Germany	100

Ecolab NFK R&D GmbH & Co. OHG	Germany	100

Ecolab NFK R&D Verwaltungs GmbH	Germany	100

Ecolab Technologies GmbH	Germany	100

Lang Apparatebau GmbH	Germany	100

Lang Engineering GmbH	Germany	100

Lang Hygiene Systeme GmbH	Germany	100

Ecolab A.E.B.E.	Greece	100

Ecolab, Sociedad Anonima	Guatemala	100

Peter Cox Insurance Co. Limited	Guernsey	100

Quimicas Ecolab, S.A.	Honduras	100

Ecolab Limited	Hong Kong	100

Ecolab Holding Hungary Ltd.	Hungary	100

Ecolab Hygiene Kft.	Hungary	100

P.T. Ecolab Indonesia	Indonesia	100

Eclab Export Limited	Ireland	100

Ecolab Co.	Ireland	100

Ecolab Finance Company Limited	Ireland	100

Ecolab (Holdings) Limited	Ireland	100

Ecolab Limited	Ireland	100

Kilco Chemicals (Ireland) Limited	Ireland	100

Ecolab JVZ Limited	Israel	100

Ecolab-Zohar Dalia L.P.	Israel	51

Ecolab-Zohar Dalia Management Company Ltd.	Israel	51

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Holding Italy Srl	Italy	100

Ecolab Srl	Italy	100

Elton Chemical Srl	Italy	100

Findesadue Srl	Italy	100

H. E. Distribution Srl	Italy	100

Ecolab Limited	Jamaica	100

Ecolab K.K.	Japan	100

Ecolab East Africa (Kenya) Limited	Kenya	100

Ecolab Korea Ltd.	Korea	100

Ecolab SIA	Latvia	100

Ecolab-Importacao E Exportacao Limitada	Macau	100

Ecolab Sdn Bhd	Malaysia	100

Ecolab, S. de R.L. de C.V.	Mexico	100

Ecolab Holdings Mexico, S.A. de C.V.	Mexico	100

Ecolab Maroc S. A.	Morocco	100

Ecolab (Proprietary) Limited	Namibia	100

Ecolab Finance N.V.	Netherlands Antilles (Curacao)	100

Ecolabone B.V.	Netherlands	100

Ecolabtwo B.V.	Netherlands	100

Ecolab Holdings B.V.	Netherlands	100

Ecolab International B.V.	Netherlands	100

Ecolab B.V.	Netherlands	100

Ecolab Limited	New Zealand	100

Ecolab Nicaragua, S.A.	Nicaragua	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab A/S	Norway	100

Ecolab S.A.	Panama	100

Ecolab Chemicals Ltd.	People’s Republic of China	100

Ecolab (GZ) Chemicals Limited	People’s Republic of China	100

Ecolab Perú Holdings S.R.L.	Peru	100

Ecolab Philippines Inc.	Philippines	100

Ecolab Sp.z o.o.	Poland	100

Ecolab S.R.L.	Romania	100

ZAO Ecolab	Russia	100

Ecolab Hygiene d.o.o.	Serbia / Montenegro	100

Ecolab Pte. Ltd.	Singapore	100

Ecolab s.r.o.	Slovakia	100

Ecolab d.o.o.	Slovenia	100

Ecolab (Proprietary) Ltd.	South Africa	100

Ecolab Hispano-Portuguesa, S.A.	Spain	100

Ecolab (St. Lucia) Limited	St. Lucia	100

Ecolab AB	Sweden	100

Ecolab GmbH	Switzerland	100

Ecolab Ltd.	Taiwan	100

Ecolab East Africa (Tanzania) Limited	Tanzania	100

Ecolab Ltd.	Thailand	100

Ecolab Temizleme Sistemleri A.S.	Turkey	100

Ecolab East Africa (Uganda) Limited	Uganda	100

Ecolab LLC	Ukraine	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Limited	United Kingdom	100

Ecolab (U.K.) Holdings Limited	United Kingdom	100

Peter Cox Limited	United Kingdom	100

Midland Research Laboratories UK Limited	United Kingdom	100

Ecolab S. A.	Uruguay	100

Ecolab Foreign Sales Corp.	U.S. Virgin Islands	100

Ecolab S.A.	Venezuela	74

United States

Associated Chemicals & Services, Inc.	Kansas	100

Daydots Inc.	Delaware	100

Ecolabone LLC	Delaware	100

Ecolabtwo LLC	Delaware	100

Ecolabthree LLC	Delaware	100

Ecolabfour LLC	Delaware	100

Ecolabfive LLC	Delaware	100

Ecolabsix LLC	Delaware	100

Ecolabseven LLC	Delaware	100

Ecolab Finance Inc.	Delaware	100

Ecolab Finance (Australia) Inc.	Delaware	100

Ecolab Holdings Inc.	Delaware	100

Ecolab Holdings (Europe) Inc.	Delaware	100

Ecolab Investment Inc.	Delaware	100

Ecolab Israel Holdings LLC	Delaware	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Manufacturing Inc.	Delaware	100

Ecolab Marketing LLC	Delaware	100

GCS Service, Inc.	Delaware	100

Ecolab Foundation	Minnesota	100

Kay Chemical Company	North Carolina	100

Kay Chemical International, Inc.	North Carolina	100

Midland Research Laboratories, Inc.	Kansas	100

ProForce Inc.	North Carolina	100

Wabasha Leasing LLC	Delaware	100

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.